Exhibit 99.1

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OR OTHER APPLICABLE EXEMPTION UNDER SAID ACT.

Principal Amount: $50,000         Issue Date: August 7, 2023

PROMISSORY NOTE

FOR VALUE RECEIVED, MIKE THE PIKE PRODUCTIONS, INC., a Wyoming corporation (hereinafter called the “Borrower” or “Company”), hereby promises to pay to the order of John Neville (the “Holder”) the sum of US$50,000.00, together with any interest as set forth herein, on the earlier of the first closing in the contemplated Regulation A offering or Six (6) months following the issuance date of the Note (the ‘Period”), whichever occurs first (the “Maturity Date”), and to pay interest on the unpaid principal balance hereof at the rate of twenty percent (20%) (the “Interest Rate”) for the Period , whether at maturity or upon acceleration or by prepayment or otherwise.

This Note may not be prepaid in whole or in part except as set forth herein. All payments due hereunder (to the extent not converted into shares of common stock, each having a $0.0001 par value (the “Common Stock”) in accordance with the terms hereof) shall be made in lawful money of the United States of America.

All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Securities

Purchase Agreement dated the date hereof, pursuant to which this Note was originally issued (the “Purchase Agreement”).

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The following terms shall also apply to this Note:

ARTICLE I. CONVERSION RIGHTS

1.1    Conversion Right. The Holder shall have the right, in its sole and absolute discretion, from time to time, and at any time, on or following February 8, 2024 and ending on the date that the Note is fully repaid and extinguished in its entirety, to convert all or any part of the outstanding and unpaid principal and interest amount of this Note into fully paid and non- assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified, at a conversion price of $0.0004 per share (the Conversion Price) subject to adjustment as set forth herein (a “Conversion”); provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Note or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Borrower by the Holder in accordance with Section 1.4 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 11:59 p.m., New York, New York time on such conversion date (the “Conversion Date”). The Conversion Price shall be appropriately adjusted to reflect any stock splits or reverse stock splits affected by the Company as determined by its Board of Directors.

1.2    The term “Conversion Amount” means, with respect to any conversion of this Note the sum of (1) the principal amount of this Note to be converted in such conversion, plus (2) at the

Holder’s option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date, provided however, that the Borrower shall have the right to pay any or all interest in cash to the 4.99% limitation discussed above.

1.3    Authorized Shares. The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note issued pursuant to the Purchase Agreement. The Borrower is required at all times to have authorized and reserved one (1) times the number of shares that is actually issuable upon full conversion of the Note (based on the Conversion Price of the Note in effect from time to time regardless of whether an Event of Default has occurred under this Note) (the “Reserved Amount”).

1.4    Method of Conversion.

(a)    Mechanics of Conversion. Subject to Section 1.1, this Note may be converted by the Holder in whole or in part at any time on or following the date that an Event of Default occurs under this Note, by (A) submitting to the Borrower a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and (B) subject to Section 1.4(b), surrendering this Note at the principal office of the Borrower.

(b)    Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall, prima facie, be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(c)    Payment of Taxes. The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

(d)    Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates DWAC or book entry for the Common Stock issuable upon such conversion within three (3) business days after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof and the Purchase Agreement.

(e)    Obligation of Borrower to Deliver Common Stock. Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations under this Article I, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates for Common Stock, by physical certificate, DWAC or book entry shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Borrower before 6:00 p.m., New York, New York time, on such date.

(f)    Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions contained in Section 1.1 and in this Section 1.4, the Borrower shall use its commercially reasonable best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal At Custodian (“DWAC”) system or by book entry.

(g)    Rescindment of a Notice of Conversion. If (i) the Borrower fails to respond to Holder within one (1) business day from the Conversion Date confirming the details of Notice of Conversion, (ii) the Borrower fails to provide any of the shares of the Borrower’s Common Stock requested in the Notice of Conversion within three(3) business days from the Conversion Date specified therein, (iii) the Holder is unable to procure a legal opinion required to have the shares of the Borrower’s Common Stock issued unrestricted and/or deposited to sell for any reason related to the Borrower’s standing, (iv) the Holder is unable to deposit the shares of the Borrower’s Common Stock requested in the Notice of Conversion for any reason related to the Borrower’s standing, (v) at any time after a missed Deadline, at the Holder’s sole discretion, (vi) if, within three (3) business days of the transmittal of the Notice of Conversion to the Borrower, the Common Stock has a closing bid which is 5% or lower than that set forth in the Notice of Conversion, or (vii) if OTC Markets changes the Borrower's designation to ‘Limited Information’ (Yield), ‘No Information’ (Stop Sign), ‘Caveat Emptor’ (Skull & Crossbones), ‘OTC’, ‘Other OTC’ or ‘Grey Market’ (Exclamation Mark Sign) or other trading restriction on the day of or any day after the Conversion Date, then the Holder maintains the option and sole discretion to rescind the applicable Notice of Conversion (“Rescindment”) pursuant to which such Conversion Shares were issuable with a “Notice of Rescindment.”

1.5    Concerning the Shares. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”) or other applicable exemption or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an Accredited Investor (as defined in the Purchase Agreement). Except as otherwise provided in the Purchase Agreement (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of this Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 or other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I)    IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO

RULE 144 OR RULE 144A OR OTHER APPLICABLE EXEMPTION UNDER SAID ACT.

The legend set forth above shall be removed and the Borrower shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act, which opinion shall be reasonably accepted by the Borrower so that the sale or transfer is effected or (ii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 or other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold with restrictions herein. In the event that the Borrower does not accept the opinion of counsel provided by the Buyer with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144 or Regulation S or other applicable exemption, at the Deadline, it will be considered an Event of Default pursuant to Section 3.2 of the Note.

1.6    Effect of Certain Events.

(a)    Effect of Merger, Consolidation, Etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor shall either: (i) be deemed to be an Event of Default (as defined in Article III) pursuant to which the Borrower shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Article III) or (ii) be treated pursuant to Section 1.6(b) hereof. “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(b)    Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to conversion of all of the Note, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the

Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof.

1.7    Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder’s allocated portion of the Reserved Amount or Maximum Share Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms of this Note. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the third (3rd) business day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Borrower) the Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and the Borrower shall, as soon as practicable, return such unconverted Note to the Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Section 1.3 to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Section 1.3) for the Borrower’s failure to convert this Note.

1.8    Prepayment. Notwithstanding anything to the contrary contained in this Note, the Borrower may prepay the amounts outstanding hereunder pursuant to the following terms and conditions:

(a) At any time, the Borrower shall have the right to prepay the outstanding Note in full by making a payment to the Holder of an amount in cash equal to the sum of: 120% multiplied by (i) the then outstanding principal amount of this Note plus (ii) accrued and unpaid interest on the unpaid principal amount of this Note.

1.10  Trading Limitation. Holder agrees that after the Conversion Shares are available for trading it will limit its sales of Conversion Shares to 10% of the trading volume on any day, will not make any sales within 30 minutes of the opening or closing of the market and will make all sales through one broker who will acknowledge these limitations in writing.

ARTICLE II. CERTAIN COVENANTS

2.1    Distributions on Capital Stock. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan.

2.2    Preservation of Existence, etc. The Borrower shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries (other than dormant Subsidiaries that have no or minimum assets or which are not material to the Company and its Subsidiaries taken as a whole) to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

2.3    Non-circumvention. The Borrower hereby covenants and agrees that the Borrower will not, by amendment of its Certificate or Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all the provisions of this Note and take all action as may be required to protect the rights of the Holder.

2.4    Charter. So long as the Borrower shall have any obligations under this Note, the Borrower shall not amend its charter documents, including without limitation its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder. Notwithstanding the foregoing, the Borrower may at any time affect a reverse split or a forward split of its common stock, provided that the Conversion Price is adjusted to reflect such action.

ARTICLE III. EVENTS OF DEFAULT

If any of the following events of default (each, an “Event of Default”) shall occur:

3.1    Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise.

3.2    Conversion and the Shares. The Borrower fails to issue shares of Common Stock to the Holder upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note and any such failure shall continue uncured for three (3) business days after the Holder shall have delivered a Notice of Conversion. It is an obligation of the Borrower to remain current in its obligations to its transfer agent. It shall be an event of default of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by the Borrower to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Borrower’s transfer agent in order to process a conversion; such advanced funds shall be paid by the Borrower to the Holder within forty eight (48) hours of a demand from the Holder.

3.3    Breach of Covenants. The Borrower breaches any material covenant or other material term or condition contained in this Note and any collateral documents including but not limited to the Purchase Agreement.

3.4    Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement.

3.5    Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors or commence proceedings for its dissolution, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed for the Borrower or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment.

3.6    Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower, or the Borrower admits in writing its inability to pay its debts generally as they mature, or have filed against it an involuntary petition for bankruptcy relief, all under federal or state laws as applicable or the Borrower admits in writing its inability to pay its debts generally as they mature, or have filed against it an involuntary petition for bankruptcy relief, all under international, federal or state laws as applicable.

3.7    Cessation of Operations. Any cessation of operations by Borrower, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

3.8    Failure to Comply with the Exchange Act. The Borrower shall fail to comply with the reporting requirements of the Exchange Act (including but not limited to becoming delinquent in its filings); and/or the Borrower shall cease to be subject to the reporting requirements of the Exchange Act.

Upon the occurrence of any Event of Default specified herein the Note shall become immediately due and payable. If the Event of Default is for non-payment (Section 3.1), the amount due will be equal to 150% of principal and interest then owing. Holder, at his option, may waive this cash payment and convert 150% of the amount due at a conversion price of $0.0004 per share.

If the Holder shall commence an action or proceeding to enforce any provisions of this Note, including, without limitation, engaging an attorney, then if the Holder prevails in such action, the Holder shall be reimbursed by the Borrower for its reasonable attorneys' fees and other reasonable costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

ARTICLE IV. MISCELLANEOUS

4.1    Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2    Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be

(i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

Mike the Pike Productions, Inc.

20860 N. Tatum Blvd, Suite 328

Phoenix, AZ 85050

E-mail: hey@mikethepike.com

With a copy to (which shall not constitute notice):

Frank J. Hariton, Esq.

1065 Dobbs Ferry Road

White Plains, NY 10607

E-Mail: Hariton@sprynet.com

If to the Holder:

John Neville

15 Stayman Lane

Sewell, NJ 08080

4.3    Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Note issued pursuant to the Purchase Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4    Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the 1933 Act). The Holder and any assignee, by acceptance of this Note, acknowledge and agree that following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof. The Borrower shall not assign any of its rights or obligations under this Note without the signed written consent of the Holder.

4.5    Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

4.6    Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. The parties hereby warrant and represent that the selection of Arizona law as governing under this Note (i) has a reasonable nexus to each of the Parties and to the transactions contemplated by the Note; and (ii) does not offend any public policy of Wyoming, Arizona or Nevada, or of any other state, federal, or other jurisdiction. Any action brought by either party against the other arising out of or related to this Note, or any other agreements between the parties, shall be commenced only in the state located in the State of Nevada, Clark County or federal courts of general jurisdiction located in such county, except that all such disputes between the parties shall be subject to alternative dispute resolution through binding arbitration at the Holder’s sole discretion and election (regardless of which party initiates the legal proceedings). The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties agree that, in connection with any such arbitration proceeding, each shall submit or file any claim which would constitute a compulsory counterclaim within the same proceeding as the claim to which it relates. Any such claim that is not submitted or filed in such proceeding shall be waived and such party will forever be barred from asserting such a claim. Both parties agree to submit to the jurisdiction of such courts or to such arbitration panel, as the case may be.

THE BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note or any other related transaction document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

4.7    Usury. If Notwithstanding any provision in this Note or the related transaction documents to the contrary, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Note or any other applicable law. In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the usury laws of the jurisdiction governing this Note, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between, or to any party hereto, be applied to the reduction of the outstanding principal balance due hereunder immediately upon receipt of such sums by the Holder hereof, with the same force and effect as though the Company had specifically designated such excess sums to be so applied to the reduction of the principal balance then outstanding, and the Holder hereof had agreed to accept such sums as a penalty- free payment of principal; provided, however, that the Holder may, at any time and from time to time, elect, by notice in writing to the Company, to waive, reduce, or limit the collection of any sums in excess of those lawfully collectible as interest, rather than accept such sums as a prepayment of the principal balance then outstanding. It is the intention of the parties that the Company does not intend or expect to pay, nor does the Holder intend or expect to charge or collect any interest under this Note greater than the highest non-usurious rate of interest which may be charged under applicable law.

4.8    Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer as of the date first above written.

MIKE THE PIKE PRODUCTIONS, INC.

By: /s/ Mark Newbauer

Name: Mark Newbauer

Title: Chief Executive Officer

EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert $                  principal amount of the Note (defined below) together with $         of accrued and unpaid interest thereto, totaling $         into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, of Mike the Pike Productions, Inc., a Arizona corporation (the “Borrower”), according to the conditions of the promissory note of the Borrower dated as of August 3, 2023 (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

[ ] The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal At Custodian system (“DWAC Transfer”).

Name of DTC Prime Broker:

Account Number:

[ ] The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below which numbers are based on the Conversion Price set forth in the Note in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name:

Address:

[ ]         The undersigned hereby requests that the shares of Common Stock be held in book entry form at the Borrower’s transfer agent.

Date of Conversion:

Applicable Conversion Price:

$

Number of Shares of Common Stock to be Issued

Pursuant to Conversion of the Note:

Amount of Principal Balance Due remaining

Under the Note after this conversion:

Accrued and unpaid interest remaining:

$

Default Amounts & Penalties remaining (if applicable):

$

John Neville

Date:

15